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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      CREATIVE MASTER INTERNATIONAL, INC.
            (Exact Name of Registrant as Specified in its Charter)


       DELAWARE                                  11-2854355
   (State of Incorporation                    (I.R.S. Employer
     or Organization)                         Identification No.)


                          CASEY IND. BLDG., 8TH FLOOR
                          18 BEDFORD RD., TAIKOKTSUI
                              KOWLOON, HONG KONG
  (Address, including zip code, of Registrant's principal executive offices)

       Securities to be Registered Pursuant to Section 12(b) of the Act:



      Title of Each Class                  Name of Each Exchange on Which
      to be so Registered                  Each Class is to be Registered
      -------------------                  ------------------------------
            None                                         None


   If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

   If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

   Securities Act registration statement file number to which this form relates: 333-65929

   Securities to be Registered Pursuant to Section 12(g) of the Act:

                        COMMON STOCK, PAR VALUE $.0001
                               (Title of Class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The description of the common stock, par value $.0001 per share, of Creative Master International, Inc. (the "Company") contained under the caption "Description of Capital Stock" on page 51 of the Company's Preliminary Prospectus, dated October 21, 1998, filed with the Securities and Exchange Commission on October 21, 1998 as part of the Company's Registration Statement on Form SB-2 (No. 333-65929) (the "Registration Statement"), as such description may be amended in any prospectus included or deemed to be included in the Registration Statement subsequently filed with the Securities and Exchange Commission, is hereby incorporated herein by reference.

ITEM 2.   EXHIBITS.

      3.1  Certificate of Incorporation, as amended, of the Company filed as
           Exhibit 3.1 to the Registration Statement and incorporated herein by reference.

      3.2 Bylaws of the Company filed as an exhibit to the registration statement (file no. 33-14521-NY) and incorporated herein by reference.

      4.1 Specimen Common Stock Certificate of the Company filed as Exhibit 4.1 to the Registration Statement and incorporated herein by reference.

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: October 21, 1998           Creative Master International, Inc.



                                 By: /s/ Carl Ka Wing Tong
                                     ---------------------
                                     Carl Ka Wing Tong, President
                                     and Chief Executive Officer

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